Exhibit 5.1

February 10, 2017

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tellurian Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (iv) units consisting of any combination of Common Stock, Preferred Stock, and Warrants (the “Units”). The Common Stock, Warrants, Units, and Preferred Stock are referred to collectively herein as the “Securities.”

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the Prospectus”) and any supplement(s) to the Prospectus (a “Prospectus Supplement”), pursuant to Rule 415 under the Act.

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the warrant agent (each, a “Warrant Counterparty”). The Units may be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

In rendering the following opinion, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

B.	The Amended and Restated Bylaws of the Company;

C.	The Registration Statement; and

D.	The resolutions of the board of directors of the Company (the “Board”) relating to the approval of the filing of the Registration Statement and transactions in connection therewith.

Davis Graham & Stubbs LLP   ∎   1550 17th Street, Suite 500   ∎   Denver, CO 80202   ∎   303.892.9400   ∎   fax 303.893.1379   ∎   dgslaw.com

February 10, 2017

In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. We have also assumed that (i) at the time of execution, countersignature, issuance, and delivery of the Warrants, the Warrant Agreement will be the valid and legally binding obligation of the Warrant Counterparty and (ii) at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement, if applicable, will be the valid and legally binding obligation of the Unit Counterparty.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed appropriate, upon representations or certificates of officers of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In connection with the issuance of the Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction.

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company, if applicable, and (ii) execution, delivery, and performance by the Company of such Unit Agreement, if applicable, and such Units will not violate the laws of any jurisdiction.

The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.        With respect to the Common Stock, assuming (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement will not have been terminated or rescinded; (ii) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering; (iii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board; (iv) the consideration for the Common Stock is not less than the par value thereof; and (v) that the number of shares of Common Stock being issued does not exceed the number of shares then permitted to be issued under the Certificate of Incorporation, the Common Stock will be validly issued, fully paid, and nonassessable.

2.        With respect to the Preferred Stock, assuming (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement will not have been terminated or rescinded, (ii) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (iii) due filing with the Secretary of State of Delaware

February 10, 2017

of the certificate of designations related thereto, (iv) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the definitive purchase, underwriting or similar agreement, as applicable, a Prospectus Supplement approved by the Board, and (v) that the number of shares of Preferred Stock being issued does not exceed the number of shares then permitted to be issued under the Certificate of Incorporation, the Preferred Stock will be validly issued, fully paid and, except to the extent set forth in the certificate of designations, nonassessable.

3.        With respect to the Warrants, assuming (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement will not have been terminated or rescinded; (ii) the taking of all necessary corporate action by the Board to approve the creation of the issuance and terms of the warrants and the execution and delivery of a Warrant Agreement and issuance of the Warrants; (iii) the due execution and delivery of the warrant agreement and the execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor in accordance with the definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement; (iv) if such Warrant Agreement relates to the issuance and sale of Common Stock, the assumptions described in paragraph 1 are correct, and (v) if such Warrant Agreement relates to the issuance and sale of Preferred Stock, the assumptions described in paragraph 2 are correct, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.        With respect to the Units, assuming (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement will not have been terminated or rescinded; (ii) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Unit Agreement, as applicable, and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor in accordance with the definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of any applicable Unit Agreement and such agreement; (iv) if such Unit includes Common Stock as a component, the assumptions described in paragraph 1 are correct; (v) if such Unit Agreement includes Preferred Stock as a component, the assumptions described in paragraph 2 are correct; and (vi) if such Unit Agreement includes Warrants as a component, the assumptions described in paragraph 3 are correct, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights generally; (ii) the effects of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; (iv) the unenforceability of provisions that may be deemed contrary to the public policy; (v) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants or Units or related agreements, as applicable, that are immaterial or the enforcement of which would be

February 10, 2017

unreasonable under the then existing circumstances; (vi) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants or Units or related agreements, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants or Units or related agreements, as applicable, or that otherwise violate applicable laws; or (vii) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants or Units or related agreements, as applicable, permit such action.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Delaware General Corporation Law and the federal laws of the United States of America. We hereby consent to any reference to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
DAVIS GRAHAM & STUBBS LLP